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                                                                   EXHIBIT 10.2


                    Amendment to the Manufacturing Agreement

This Amendment made and entered by and between REAADS Medical Products, Inc., 12001 Tejon Street, Suite 120, Westminster, Colorado 80234, U.S.A., and ChugAI Pharmaceutical Co., Ltd., 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo 104, Japan, to amend the existing Manufacturing Agreement between the parties dated September 1, 1994 for manufacturing of improved Hyaluronic Acid assay kit as follows:

1. The Article 2 of the Manufacturing Agreement shall be amended in its entirety to read as follows:

        "Chugai shall compensate RMP in the total amount of One Hundred Fifty Thousand Dollars ($150,000) in two equal installments payment for the costs incurred by RMP in the development of the Developed Product. The first installment is due and payable December 1994, and second June 1995."

2. The second paragraph of Article 3 of the Manufacturing Agreement shall be amended to read as follows:

        "Upon conversion of the exclusive license granted to RMP into a nonexclusive license, Chugai shall have the rights, pursuant to the license granted to it by RMP under Article 4 hereof, to manufacture the Developed Product in its facilities or to have the Developed Product manufactured by any other party. Chugai shall pay a royalty to RMP in respect of such license equal to three percent (3%) of its Net Sales of the Developed Product manufactured by a party other than RMP during the term of this Agreement."

3. The article 6.3 of the Manufacturing Agreement shall be deleted.

In Witness Whereof, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives.

REAADS Medical Products, Inc.               Chugai Pharmaceutical Co., Ltd.


By:  /s/ Luis R. Lopez                      By:  /s/ Jiro Hada
   -------------------------------             ---------------------------------
       Luis R. Lopez, M.D.                        Jiro Hada
Title:   President                          Title:  Director and General Manager
date:    January 17, 1995                   Date:  22nd December 1994